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Exhibit 5.1

[LETTERHEAD OF KIRKLAND & ELLIS LLP]

To Call Writer Directly:
       (212) 446-4800

December 29, 2003

H&E Finance Corp.
11100 Mead Road, Suite 200
Baton Rouge, LA 70816

Dear Ladies and Gentlemen:

        We have acted as counsel to H&E Finance Corp. (the "Company") in connection with the proposed registration by the Company of $7,651,000 12 1/2% Senior Subordinated Notes due 2013 (the "Notes"), pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." The obligations of the Company under the Notes are guaranteed (the "Guarantees") by GNE Investments, Inc. and Great Northern Equipment, Inc. (the "Guarantors"). All of the Notes to be registered pursuant to the Registration Statement are being offered by certain selling noteholders (the "Selling Noteholders").

        In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Notes, (iii) the Registration Statement and exhibits thereto, (iv) the Registration Rights Agreement, dated as of June 17, 2002, by and among the Company, H&E Equipment Services L.L.C., the Guarantors and Credit Suisse First Boston Corporation and (v) the forms of Notes and Guarantees.

        For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

        Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

          (i)    The issuance of the Notes to the Selling Noteholders has been validly authorized by the Company and assuming the issuance of the Notes has been validly authorized by H&E Equipment Services L.L.C., the Notes constitute valid and binding obligations of the Company and H&E Equipment Services L.L.C.

          (ii)   Assuming the Guarantees have been validly authorized by the Guarantors, the Guarantees constitute valid and binding obligations of the Guarantors.

        Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors'

rights generally, and (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        For the purposes of the laws of the state of Louisiana, we are relying on the opinion of Taylor, Porter, Brooks & Phillips L.L.P. set forth on Exhibit 5.2 of the Registration Statement and for the purpose of the laws of the states of Washington and Montana, we are relying on the opinion of Garlington, Lohn & Robinson, PLLP set forth on Exhibit 5.3 of the Registration Statement.

        We hereby consent to the filing of this opinion in Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offerings contemplated by the Registration Statement.

        We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Notes.

        This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York be changed by legislative action, judicial decision or otherwise.

        This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Yours very truly,
/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP

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